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                                                                    EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated November 5, 2001, except for footnote 18 for which the date is December 3, 2001, relating to the financial statements and financial statement schedule, which appear in Network Engines, Inc.'s Annual Report on Form 10-K for the year ended September 30, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



Boston, Massachusetts
February 13, 2002